As filed with the Securities and Exchange Commission on June 5, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NUWELLIS, INC.
(Exact name of registrant as specified in its charter)

Delaware	3845	68-0533453
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

12988 Valley View Road
Eden Prairie, Minnesota 55344
(952) 345-4200
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

John L. Erb
Chief Executive Officer
Nuwellis, Inc.
12988 Valley View Road
Eden Prairie, Minnesota 55344
(952) 345-4200
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copies to:

Phillip D. Torrence, Esq.
Jessica M. Herron, Esq.
N. Danny Shulman, Esq.
Michael J. Rosenberg, Esq.
Honigman LLP
650 Trade Centre Way, Suite 200
Kalamazoo, Michigan 49002
Tel: (269) 337-7700
Fax: (269) 337-7703
Neil Ayotte Senior Vice President, General Counsel, Secretary and Chief Compliance Officer Nuwellis, Inc. 12988 Valley View Road Eden Prairie, Minnesota 55344 Tel: (952) 345-4200	Michael F. Nertney, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Tel: (212) 370-1300 Fax: (212) 401-4741

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-296198)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index and the required opinion and consents solely to register up to an aggregate of (i) $1,000,000 in additional shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), (ii) $2,000,000 in additional shares of common stock issuable upon the exercise of Series C Warrants (“Series C Warrants”), (iii) $2,000,000 in additional shares of Common Stock issuable upon the exercise of Series D Warrants (“Series D Warrants”), (iv) $49,500 in additional shares of Common Stock issuable upon the exercise of Placement Agent Warrants and (v) any Series C Warrants, Series D Warrants, Placement Agent Warrants and Pre-Funded Warrants related thereto. The contents of the Registration Statement on Form S-1 (Registration No. 333-296198), as amended, including the exhibits and power of attorney thereto, which was declared effective by the Securities and Exchange Commission on June 4, 2026, are incorporated by reference in this Registration Statement.

Item 16.	Exhibits and Financial Statement Schedules.

Exhibit Number	Description

5.1**	Opinion of Honigman LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2**	Consent of Honigman LLP (included in Exhibit 5.1).

24.1**	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Form S-1 Registration Statement (Registration No. 333-296198), filed by Nuwellis, Inc. on May 22, 2026).

107*	Filing Fee Table

*	Filed herewith.
**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Eden Prairie, State of Minnesota, on this 5th day of June, 2026.

NUWELLIS, INC.

By:	/s/ JOHN L. ERB
John L. Erb
President, Chief Executive Officer, Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ John L. Erb	President, Chief Executive Officer Chairman of the Board (principal executive officer)	June 5, 2026
John L. Erb

/s/ Carisa Schultz	Chief Financial Officer (principal financial and accounting officer)	June 5, 2026
Carisa Schultz

*	Director	June 5, 2026
Martin J. Emerson

*	Director	June 5, 2026
Archelle Georgiou, M.D.

*	Director	June 5, 2026
Gregory Waller

*	Director	June 5, 2026
David McDonald

By:	/s/ John L. Erb
John L. Erb
Attorney-in-fact